UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2006
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrants Business and Operations
Item 1.01 Entry Into A Material Definitive Agreement
On July 20, 2006, Waste Services, Inc. announced that we had signed a definitive agreement to acquire a collection company, transfer station and materials recovery facility in Miami-Dade County, Florida from Allied Waste Industries, Inc. (“Allied Waste”). The cost is expected to be $61.0 million in cash, with a potential future cash payment of $2.0 million.
In addition we also announced that we had signed a definitive agreement to sell our Arizona operations to Allied Waste, for $53.0 million in cash.
A copy of that release is furnished as Exhibit 99.1.
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
Waste Services, Inc. issued a press release on July 25, 2006 announcing our results of operations for the second quarter ended June 30, 2006. A copy of that release is furnished as Exhibit 99.2.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	July 20, 2006 Press Release.
99.2	July 25, 2006 Press Release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel Date: July 25, 2006

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